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                                                                     EXHIBIT 1.1

                                Cleco Power LLC

                                  $50,000,000
                         6.05% Insured Quarterly Notes
                               due June 1, 2012

                            Underwriting Agreement

                                                     May 6, 2002
                                                     New York, New York

Edward D. Jones & Co., L.P.
A.G. Edwards & Sons, Inc.
  c/o Edward D. Jones & Co., L.P.
  12555 Manchester Road
  St. Louis, Missouri 63131
  Attention: Mr. Kevin E. Sprouse

Dear Ladies and Gentlemen:

     Cleco Power LLC, a Louisiana limited liability company (the "Company") confirms its agreement with Edward D. Jones & Co., L.P. and A.G. Edwards & Co., L.P., (the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 8 hereof) as follows:

     1.   Offering.  The Company proposes to issue and sell to the Underwriters
          --------
an aggregate principal amount of $50,000,000 of its 6.05% Insured Quarterly Notes due June 1, 2012 (the "IQ Notes"). The IQ Notes are to be issued pursuant to an Indenture dated as of October 1, 1988, as amended and supplemented by the First Supplemental Indenture dated as of December 1, 2000, the Second Supplemental Indenture dated as of January 1, 2001, the Third Supplemental Indenture dated as of April 26, 2001, the Fourth Supplemental Indenture dated as of February 1, 2002 and the Fifth Supplemental Indenture to be dated as of May 1, 2002 (the "Fifth Supplemental Indenture") and as it may from time to time hereafter be further amended and supplemented (the "Indenture"), between the Company (successor to Cleco Utility Group Inc., which previously was known as Central Louisiana Electric Company, Inc.) and The Bank of New York (successor to Bankers Trust Company), as trustee (the "Trustee"). The IQ Notes are more particularly described in the Prospectus (as hereinafter defined) and in the Indenture filed as an exhibit to the Registration Statement (as hereinafter defined).

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-52540) for the registration of the offer and sale of certain debt securities, including the IQ Notes, under the Securities Act of 1933, as amended (the "1933 Act"), from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Promptly
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after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement reflecting the terms of the IQ Notes, the terms of the offering thereof and the other matters set forth therein, pursuant to Rule 424(b) under the 1933 Act Regulations. The final prospectus and the final prospectus supplement relating to the IQ Notes in the forms filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations for use in connection with the offering of the IQ Notes, are collectively referred to herein as the "Prospectus", and such registration statement in the form in which it became effective, is hereinafter called the "Registration Statement"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the date of this Agreement. A "preliminary prospectus" shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to be identical to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the date of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the date of this Agreement.

     2.   Sale and Delivery of the IQ Notes; Closing.  Subject to the terms and
          ------------------------------------------
conditions and based upon the representations and warranties set forth in this Agreement, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the principal amount of IQ Notes set forth in Schedule I to this Agreement opposite the name of such Underwriter (plus any additional amount of IQ Notes that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 8 hereof), at a price of 97.85% of the principal amount thereof.

     The Underwriters agree to make a public offering of the IQ Notes at the public offering price and upon the terms and conditions set forth in the Prospectus.

     Payment of the purchase price for, and delivery of certificates for, the IQ Notes, shall be made at the offices of Sidley Austin Brown Wood llp, 875 Third Avenue, New York, New York, 10048 or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 a.m., St. Louis time, on May 9, 2002, or on such later day and time (not later than ten full business days thereafter) as may be agreed upon in writing between the

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Underwriters and the Company, such day and time of delivery and payment being herein called the "Closing Date."

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for their accounts of global certificates for the IQ Notes being purchased by the Underwriters.

     Global certificates for the IQ Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Date. The IQ Notes will be made available for examination and, if applicable, packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date.

     3.   Representations and Warranties.  The Company represents and warrants
          ------------------------------
to the Underwriters as of the date hereof and as of the Closing Date as set forth below in this Section 3.

          (a) Compliance with Registration Requirements.  The Company meets the
              -----------------------------------------
     requirements for use of Form S-3 under the 1933 Act. The Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

          (b) Due Organization.  The Company has been duly organized and is
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     validly existing as a limited liability company under the laws of the State of Louisiana and has the limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement.

          (c) Subsidiaries.  The Company has no "Significant Subsidiaries", as
              ------------
     such term is defined in Rule 405 of Regulation C of the 1933 Act
     Regulations.

          (d) Registration Statement and Prospectus.  At the time the
              -------------------------------------
     Registration Statement became effective, the Registration Statement complied, and as of the Closing Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act, and the rules and regulations of the Commission promulgated thereunder. The Registration Statement, at the time it became effective, did not, as of the date hereof, does not, and at the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the 1939 Act (the "Form T-1").

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          (e) Incorporated Documents.  The documents incorporated by reference
              ----------------------
     in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective, as of the date of the Prospectus and as of the Closing Date, did not and will not, as of such time or dates, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (f) Accountants.  PricewaterhouseCoopers LLP, who have reported upon
              -----------
     certain of the financial statements incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (g) Financial Statements.  The financial statements and supplemental
              --------------------
     schedules of the Company set forth in or incorporated by reference in the Registration Statement and Prospectus have been prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be noted therein) and present fairly the financial position of the Company at the dates indicated and the results of its operations, its cash flows and changes in its capital for the periods then ended.

          (h) Material Changes or Material Transactions.  Since the respective
              -----------------------------------------
     dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein, (i) there has not been any material adverse change in the condition of the Company, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business and
     (ii) no material transaction has been entered into by the Company other than transactions contemplated by the Registration Statement and transactions in the ordinary course of business.

          (i) No Defaults.  The Company is not in violation of or in default
              -----------
     under any term or provision of the Articles of Organization or the Operating Agreement of the Company, as amended, or of any mortgage, indenture, contract, agreement, instrument, judgment, decree or order applicable to the Company or of any statute, rule or regulation, where such violation or default would have a material adverse effect upon the properties, assets, business, prospects or condition (financial or otherwise) of the Company, and no event or condition has occurred or exists which, with the giving of notice or lapse of time or both, would result in any such violation or default which would have such an effect.

          (j) Regulatory Approvals.  The Louisiana Public Service Commission
              --------------------
     (the "LPSC") has authorized the issuance and sale of the IQ Notes as contemplated by this Agreement and as described in the Prospectus; and, other than approvals that may be required under state securities laws, no other approval of any regulatory public body, state or federal, including approval of the Federal Energy Regulatory Commission

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     ("FERC") that may be required under the Federal Power Act, as amended (the
     "FPA"), is necessary in connection with the issuance and sale of the IQ Notes pursuant to this Agreement.

          (k) Legal Proceedings.  Except as described in the Registration
              -----------------
     Statement, there is no material litigation or governmental proceeding involving or, to the knowledge of the Company, threatened against the Company which might reasonably be expected to result in any material adverse change in the financial condition, results of operations or business of the Company or which is required to be disclosed in the Registration Statement, and no notice has been given by any governmental authority of any proceeding to condemn any material properties of the Company, and, to the knowledge of the Company, no such proceeding is contemplated.

          (l) Good Title.  The Company has good title (either by way of fee
              ----------
     simple, leasehold, easement, right-of-way, grant, servitude, privilege, permit, franchise or license, as the case may be) to all its properties including, without limitation, the properties reflected in the most recent balance sheet of the Company incorporated by reference in the Registration Statement (except for such items thereof which have been disposed of since such date and which do not, in the aggregate, constitute a substantial amount) subject only to (i) the lien of the Indenture of Mortgage, dated as of July 1, 1950, as supplemented, from the Company to Bank One Trust Company, N.A. (successor to First National Bank of Commerce), as trustee, securing the Company's First Mortgage Bonds, and encumbrances permitted thereby and (ii) other encumbrances and defects which do not in the aggregate materially detract from the value of the properties of the Company or impair or interfere with the use of properties material to the business and operations of the Company.

          (m) Regulatory Compliance.  The Company is in substantial compliance
              ---------------------
     with all federal and state environmental statutes, rules and regulations and, to the Company's knowledge, has received all required permits necessary for the operation of its business under such statutes, rules and regulations.

          (n) Authorization and Validity of the IQ Notes.  The IQ Notes have
              ------------------------------------------
     been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); the IQ Notes and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus; and the IQ Notes will be entitled to the benefits provided by the Indenture.

          (o) Authorization of this Agreement.  This Agreement has been duly
              -------------------------------
     authorized, executed and delivered by the Company and is a valid and binding agreement

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     of the Company; and the consummation of the transactions contemplated by this Agreement and the performance of the Company's obligations hereunder will not result in any material violation of, or be in material conflict with or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company that are material to the conduct of its business under the Articles of Organization or the Operating Agreement of the Company, as amended, or any material mortgage, contract, indenture, agreement or instrument to which the Company is a party or by which it is bound, or any judgment, order, statute, rule or regulation applicable to it of any court or governmental body or instrumentality having jurisdiction over it or its properties, and the Company has full legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

          (p) Authorization of the Indenture. The Indenture, with the exception
              ------------------------------
     of the Fifth Supplemental Indenture, has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Fifth Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company prior to the time the IQ Notes are issued, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (q) 1935 Act.  Based upon the timely filing by Cleco Corporation, a
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     Louisiana corporation and the sole member of the Company (the "Parent"), with the Commission of an exemption statement pursuant to Rule 2 under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), the Parent is exempt from regulation as a public utility holding company under the 1935 Act, except with respect to the acquisition of certain voting securities of other domestic public utility companies and utility holding companies.

          (r) Insurance Policy.  The Company has duly authorized all necessary
              ----------------
     action to be taken by it for the procurement of an irrevocable financial guarantee insurance policy for the IQ Notes (the "Insurance Policy") issued by Ambac Assurance Corporation ("Ambac"), insuring the payment of principal of and interest on the IQ Notes when due.

     4.   Agreements of the Company.  The Company agrees with the Underwriters
          -------------------------
that:

          (a) At any time when a prospectus relating to the IQ Notes is required to be delivered under the 1933 Act, the Company will not file or make any amendment to the Registration Statement or any supplement to the Prospectus (except for periodic or

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     current reports filed under the 1934 Act) unless the Company has furnished each of the Underwriters a copy for its review prior to filing and given the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement. Each of the Underwriters shall make its responses thereto, if any, promptly. Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, in form approved by the Underwriters, setting forth the principal amount of IQ Notes and their terms not otherwise specified in the base prospectus, the Underwriters' names, the price at which the IQ Notes are to be purchased by the Underwriters from the Company, the principal amount of IQ Notes to be purchased by each Underwriter, the initial offering price, the selling concession and reallowance, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the IQ Notes. The Company will promptly cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations in the manner and within the time period prescribed by such rule and will provide evidence satisfactory to the Underwriters of such filing. The Company will promptly advise the Underwriters (i) at any time when a prospectus relating to the IQ Notes is required to be delivered under the 1933 Act, when any post-effective amendment to the Registration Statement shall have been filed or become effective, (ii) of any request by the Commission for any post-effective amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening by direct communication with the Company of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the IQ Notes for sale in any jurisdiction or the initiation or threatening by direct communication with the Company of any proceeding for such purpose. The Company will promptly effect the filing of the Prospectus necessary pursuant to Rule 424(b) under the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If at any time when a prospectus relating to the IQ Notes is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules thereunder, the Company promptly will (i) notify the Underwriters, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance, and (iii) supply any supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request.

          (c) During the period when a prospectus relating to the IQ Notes is required to be delivered under the 1933 Act, (i) the Company will file promptly all documents

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     required to be filed with the Commission pursuant to Section 13(a), 13(c),
     14 or 15(d) of the 1934 Act and will furnish to the Underwriters copies of such documents, (ii) on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the 1934 Act, the Company will furnish to the Underwriters the information contained or to be contained in such announcement or document, (iii) the Company will furnish to the Underwriters copies of all other material press releases or announcements to the general public, and (iv) the Company will immediately notify the Underwriters of (a) any decrease in the rating of the IQ Notes or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or (b) any public notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice.

          (d) As soon as practicable, but not later than 90 days after the close of the period covered by the earnings statement, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

          (e) So long as the Underwriters are required to deliver a prospectus in connection with sales of the IQ Notes, the Company will furnish to the Underwriters and their counsel, without charge, such copies of the Registration Statement (including exhibits thereto) and Prospectus as the Underwriters may reasonably request.

          (f) The Company will endeavor, in cooperation with the Underwriters, to arrange for the qualification of the IQ Notes for sale under the laws of such jurisdictions of the United States of America as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the IQ Notes; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company in any jurisdiction in which it is not so qualified.

          (g) The Company will apply the net proceeds from the offering of the IQ Notes in the manner set forth under the caption "The IQ Notes Offering" in the Prospectus.

          (h) The Company will not, during the period of 30 days from the date on which the IQ Notes are purchased by the Underwriters sell, offer to sell, grant any option for the sale of, or otherwise dispose of any IQ Notes, any security convertible into or exchangeable into or exercisable for the IQ Notes or any debt securities substantially similar to the IQ Notes, without the prior written consent of the Underwriters.

          (i) The Company shall, whether or not any sale of the IQ Notes is consummated, pay all expenses incident to the performance of its obligations under this

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     Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and related documents delivered to the Underwriters, the cost of preparing, printing, packaging and delivering the IQ Notes, the fees and expenses incurred in compliance with Section 4(f) hereof, the fees and disbursements of the Trustee (including legal fees and disbursements, if any, of counsel to the Trustee), the fees of any agency that rates the IQ Notes, and any fees payable in connection with the acceptance of the IQ Notes for clearance and settlement through the facilities of The Depository Trust Company. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 7(a)(i) hereof, the Company shall reimburse the Underwriters for all of its reasonable out-of-pocket expenses relating to the offer and sale of the IQ Notes contemplated by this Agreement, including the reasonable fees and disbursements of counsel for the Underwriters incurred in connection therewith.

     5.   Conditions of the Underwriters' Obligations.  The obligations of the
          -------------------------------------------
Underwriters to purchase and pay for the IQ Notes shall be subject to the accuracy of the representations and the warranties on the part of the Company herein contained as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) under the 1933 Act Regulations and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) On the Closing Date, the Company shall have furnished to the Underwriters the opinion of Baker Botts L.L.P., counsel for the Company, or other counsel satisfactory to the Underwriters, dated the Closing Date, to the effect that:

                    (i) This Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability of the indemnification and contribution provisions hereof may be limited under applicable federal or state securities laws and except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                    (ii) Assuming that the Indenture, including the Fifth
               Supplemental Indenture, has been duly authorized, executed and delivered by the Trustee, the Indenture, including the Fifth Supplemental Indenture, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                    (iii) The specimen note attached as Exhibit A to the Fifth Supplemental Indenture is in the form and contains the terms required by the Indenture;

                    (iv) Assuming that the IQ Notes have been duly authenticated by the Trustee as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement, the IQ Notes constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the IQ Notes are entitled to the benefits of the Indenture, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                    (v) The execution and delivery of the Indenture, this Agreement and the IQ Notes by the Company and the performance by the Company of its agreements therein or herein will not (a) breach or otherwise violate any order known to us and applicable to the Company in effect on the date hereof of any court or governmental body or instrumentality of the federal government of the United States of America having jurisdiction over the Company or its properties or (b) violate any statute of the federal government of the United States of America in effect on the date hereof, or any rule or regulation in effect on the date hereof applicable to the Company of any governmental body or instrumentality of the federal government of the United States of America having jurisdiction over the Company or its properties;

                    (vi) The terms and provisions of the IQ Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                    (vii) No approval, authorization, consent or order of any public board, body or agency of the federal government of the United States of America is legally required for the issuance and sale of the IQ Notes or the performance by the Company of its agreements in this Agreement, the Indenture or the IQ Notes;

                    (viii) The Registration Statement has become effective
               under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act; the Registration Statement and the

               Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors' report thereon and the related summary of accounting policies, contained or incorporated by reference therein, as to which no opinion need be rendered) appear on their faces to comply as to form in all material respects with the requirements of Form S-3, the applicable rules and regulations with respect thereto under the 1939 Act, the 1933 Act and the 1933 Act Regulations, to the extent that such requirements, rules and regulations are applicable to the forms thereof; and the Prospectus has been filed with or transmitted for filing to the Commission in accordance with Rule 424 of the 1933 Act Regulations;

                    (ix) We do not know of any contracts of a character required to be described in the Registration Statement or Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described, filed or incorporated by reference as required;

                    (x) We do not know of any legal proceedings pending or threatened against the Company of a character which are required to be disclosed in the Registration Statement and Prospectus which have not been disclosed therein;

                    (xi) Based upon the timely filing by the Parent with the Commission of an exemption statement pursuant to Rule 2 under the 1935 Act, the Parent is exempt from regulation as a public utility holding company under the 1935 Act, except with respect to the acquisition of certain voting securities of other domestic public utility companies and utility holding companies;

                    (xii)  The Indenture is qualified under the 1939 Act;

                    (xiii) The information in the Prospectus under the captions
               "Description of the IQ Notes" and "Description of the Debt Securities", to the extent that it constitutes a summary of certain provisions of the Indenture or the IQ Notes, has been reviewed by us and is correct in all material respects; and

                    (xiv) The documents incorporated by reference in the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors' report thereon and the related summary of accounting policies, contained or incorporated by reference into such documents, as to which no opinion need be rendered), at the time they were filed with the Commission, appear on their faces to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, to the extent that such requirements, rules and regulations are applicable to the forms thereof.

          In giving such opinion, Baker Botts L.L.P. may rely as to matters of Louisiana law upon the opinion of Phelps Dunbar, L.L.P., or such other satisfactory counsel, as referred to below. Additionally, Baker Botts L.L.P. may state in its opinion that it does not express any opinion with respect to any statements contained in or incorporated by reference in the Registration Statement and the Prospectus relating to Ambac or the Insurance Policy.

          (c) On the Closing Date, the Company shall have furnished to the Underwriters the opinion of Phelps Dunbar, L.L.P., special Louisiana counsel for the Company, or other counsel satisfactory to the Underwriters, dated the Closing Date, to the effect that:

                    (i) The Company is a limited liability company duly organized and validly existing under the laws of the State of Louisiana and has all limited liability company power and authority necessary to own its properties and to conduct the business in which it is engaged as described in the Prospectus;

                    (ii) To their knowledge, after due inquiry, there is no jurisdiction where the character of the properties owned or the nature of the business conducted by the Company makes necessary the license or qualification of the Company as a foreign limited liability company;

                    (iii) The Company has full right, power and authority to
               enter into this Agreement and to perform all of its obligations hereunder or contemplated hereby and this Agreement has been duly authorized, executed and delivered by the Company;

                    (iv) The Indenture has been duly authorized, executed and delivered by the Company;

                    (v) The Company has taken all necessary limited liability company action to authorize the execution and delivery of the IQ Notes and the IQ Notes have been duly executed and delivered by the Company;

                    (vi) Other than in connection with the provisions of securities or "blue sky" laws of any jurisdiction in which it is proposed that the IQ Notes be offered or sold (as to which no opinion is being rendered) and other than the required order or orders of the LPSC referred to below, no approval, authorization, consent or order of any public board, body or agency of the State of Louisiana is legally required as of the date hereof for the issuance and sale of the IQ Notes, or the performance by the Company of its agreements in this Agreement, the Indenture or the IQ Notes;

                    (vii) The Company is subject to the jurisdiction of the
               LPSC, the LPSC has authorized the issuance and sale of the IQ Notes as contemplated by this Agreement and as described in the Prospectus, and the orders of the LPSC with respect to the issuance and sale of the IQ Notes are in full force and effect as of the date hereof;

                    (viii) To our knowledge, the Company has valid and subsisting franchises, consents, certificates and permits, free from burdensome conditions or restrictions, sufficient in all material respects to enable it to carry on its business in the State of Louisiana and in the communities, parishes and other governmental subdivisions thereof in which it operates, taken as a whole; and

                    (ix) The execution and delivery of this Agreement, the Indenture or the IQ Notes by the Company and the performance by the Company of its agreements therein or herein will not (a) breach or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company that are described in the Registration Statement and the Prospectus under, any existing obligation of the Company under any indenture, agreement or instrument known to them to which the Company is a party or by which it is bound, (b) breach or otherwise violate any order known to them and applicable to the Company in effect on the date hereof of any court or governmental body or instrumentality of the State of Louisiana having jurisdiction over the Company or its properties or (c) violate (i) the Articles of Organization or the Operating Agreement of the Company, each as amended to date, or (ii) any statute of the State of Louisiana in effect on the date hereof, or any published rule or regulation, in effect on the date hereof applicable to the Company of any governmental body or instrumentality of the State of Louisiana having jurisdiction over the Company or its properties.

     In giving such opinion, Phelps Dunbar, L.L.P. may state in its opinion that it does not express any opinion with respect to any statements contained in or incorporated by reference in the Registration Statement and the Prospectus relating to Ambac or the Insurance Policy.

          (d) On the Closing Date, the Underwriters shall have received from Sidley Austin Brown & Wood llp, counsel for the Underwriters, or other counsel satisfactory to the Underwriter, such opinion or opinions, dated the Closing Date, with respect to matters set forth in clauses (vi), (viii) and (xii) of subparagraph (b) of this Section 5 and to the effect that:

                    (i) Assuming that this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability of the indemnification and contribution provisions hereof may be limited under applicable federal or state securities laws;

                    (ii) Assuming that the Indenture, including the Fifth Supplemental Indenture, has been duly authorized, executed and delivered by each of the Company and the Trustee, the Indenture, including the Fifth Supplemental Indenture, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                    (iii) The specimen note attached as Exhibit A to the Fifth
               Supplemental Indenture is in the form and contains the terms required by the Indenture; assuming that the IQ Notes have been duly authorized, executed and delivered by the Company and assuming further that the IQ Notes have been duly authenticated by the Trustee as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement, the IQ Notes constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the IQ Notes are entitled to the benefits of the Indenture; and

                    (iv) The information in the Prospectus under the captions "Description of the IQ Notes" and "Description of the Debt Securities", to the extent that it constitutes a summary of certain provisions of the Indenture or the IQ Notes, has been reviewed by us and is correct in all material respects.

          In giving such opinion, Sidley Austin Brown & Wood LLP may rely as to matters of Louisiana law upon the opinion of Phelps Dunbar, L.L.P., or such other satisfactory counsel, as referred to above. Additionally, such counsel may state in its opinion that such counsel's opinions are expressed solely with respect to statements contained in or incorporated by reference in the Registration Statement and the Prospectus relating to the Company and that such counsel does not express any opinion with respect to any statements contained in or incorporated by reference in the Registration Statement and the Prospectus relating to the Parent, Ambac or the Insurance Policy.

          (e) In giving their opinions required by subsections (b) and (d) of this Section 5, each such counsel shall additionally state that nothing has come to their attention that would lead them to believe that (a) the Registration Statement, at the time it became effective (other than (i) the financial statements and schedules, including the notes thereto, the auditors' report thereon and the related summary of accounting policies, contained or incorporated by reference therein, (ii) the other financial information contained or incorporated by reference therein, and (iii) the exhibits thereto, as to which no statement need be made) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus, as of its date and as of the Closing Date (other than (i) the financial statements and schedules, including the notes thereto, the auditors' report thereon and the related summary of accounting policies, contained or incorporated by reference therein and (ii) the other financial information contained or incorporated by reference therein, as to which no statement need be made), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) On the Closing Date there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business; and the Underwriters shall have received a certificate of the President, the Chief Financial Officer or the Treasurer of the Company to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions pursuant to this Agreement on its part to be performed or satisfied at or prior to the date of such certificate, and
     (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officers' knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

          (g) On the date hereof, the Underwriters shall have received a letter from the Company's independent accountants dated as of the date hereof in form and substance satisfactory to the Underwriters.

          (h) On the Closing Date, the Underwriters shall have received a letter from the Company's independent accountants dated as of the Closing Date in form and substance satisfactory to the Underwriters, confirming as of the Closing Date their letter dated the date hereof and delivered to the Underwriters pursuant to Section 5(g) hereof.

          (i) On the Closing Date, the Underwriters shall have received from counsel for Ambac an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters with respect to the description of Ambac in the Prospectus and with respect to the Insurance Policy.

          (j) On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, signed by an officer of Ambac in form and substance satisfactory to the Underwriters.

          (k) On the Closing Date, the Underwriters shall have received in form satisfactory to them confirmation that the IQ Notes have been rated "AAA" by Standard

     & Poor's, a Division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc.

          (l) On the Closing Date, the Underwriters shall have received evidence that the Insurance Policy has been issued by Ambac with terms agreed upon by the Company, Ambac and the Underwriters.

          (m) On the date hereof and on the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the IQ Notes as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the IQ Notes as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Underwriters and their counsel.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date and any such termination shall be without liability of any party to any other party, except as provided in Section 4(i), and except that Sections 4(i), 6, 9 and 12 shall survive any such termination and remain in full force and effect.

     6.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless each of the Underwriters, the directors, officers, employees and agents of each of the Underwriters and each person who controls each of the Underwriters within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls any such Underwriter within the meaning of either the 1933 Act or the 1934 Act or any of the aforementioned may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any supplement thereto, in light of the circumstances under which such statement was made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein or in reliance upon the Form T-1. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each of the Underwriters agrees severally and not jointly to indemnify and hold harmless the Company, each of its managers, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Company acknowledges that the statements set forth in the third paragraph, the second sentence of the fourth paragraph, the seventh paragraph and the eighth paragraph under the heading "Underwriting," of the Prospectus constitute the only information furnished in writing by the Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Underwriters confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory in the reasonable judgment of the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
     (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party,
     (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is held unenforceable or is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the IQ Notes from which such Losses arise; provided, however, that in no case shall any such Underwriter be responsible for any amount in excess of the underwriting discount received by such Underwriter in connection with the IQ Notes from which such Losses arise. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the IQ Notes from which such Losses arise, and benefits received by each Underwriter shall be deemed to be equal to the total underwriting discount received by such Underwriter in connection with the IQ Notes from which such Losses arise. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls each of the Underwriters within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee and agent of each of the Underwriters shall have the same rights to contribution as the Underwriters and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement, each manager of the Company and each person, if any, who controls the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the principal amount of IQ Notes set forth opposite their respective names in Schedule I hereto and are not joint.


     7.   Termination.
          -----------

          (a) This Agreement will be subject to termination by the Underwriters by notice to the Company at any time at or prior to the Closing Date if (i) there shall have occurred, subsequent to the date hereof, any material adverse change, or any change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business; (ii) there has occurred any material adverse change in the financial markets in the United States, or any outbreak or escalation of hostilities or other international or national calamity or crisis has occurred, in each case, involving the United States or the declaration by the United States of a national emergency or war and, in each case, the effect of which is such as to make it in the reasonable judgment of the Underwriters, impracticable to market the IQ Notes or to enforce contracts for the sale of the IQ Notes; (iii) trading in the Company's debt securities shall have been suspended or materially limited by the Commission, any national securities exchange or The Nasdaq Stock Market or trading in securities generally shall have been suspended or materially limited or minimum or maximum prices for trading shall have been established on any of such exchanges; (iv) a banking moratorium shall have been declared by Federal, Louisiana or New York State authorities, or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States; (v) the rating assigned by any nationally recognized statistical rating organization to the IQ Notes or any other debt securities of the Company as of the date hereof shall have been lowered or withdrawn since the date hereof or if any such rating organization shall have publicly announced that it has under surveillance or review its ratings of the IQ Notes or any other such debt securities; or (vi) there has come to the attention of the Underwriters any facts that would cause the Underwriters to believe that the Prospectus, at the time it was required to be delivered in connection with sales of the IQ Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

          (b) If this Agreement is terminated pursuant to this Section 7, such termination shall be without liability of any party to any party except as provided in Section 4(i) hereof, and provided further that Sections 4(i), 6, 9, and 12 shall survive such termination and remain in full force and effect.

     8.   Default by One of the Underwriters.  If one of the Underwriters shall
          -----------------------------------
fail on the Closing Date to purchase the IQ Notes that it is obligated to purchase under this Agreement (the "Defaulted Securities"), the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements for it, or any other underwriter, to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth. If, however, the non-defaulting

Underwriter shall not have completed such arrangements within such 24-hour period, then such non-defaulting Underwriter shall be obligated to purchase 100% of the aggregate principal amount of the IQ Notes to be purchased hereunder.

     No action taken pursuant to this Section 8 shall relieve the defaulting Underwriter from liability in respect of its default.

     In the event of any such default, either the non-defaulting Underwriter or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

     9.   Survival of Certain Provisions.  The respective agreements,
          ------------------------------
representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the directors, officers, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the IQ Notes. The provisions of Section 4(i), 6 and 12 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

     10.  Notices.  All communications hereunder will be in writing and
          -------
effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered, transmitted via facsimile or telegraphed and confirmed to Edward D. Jones & Co., L.P., 12555 Manchester Road, St. Louis, Missouri 63131, Attn: Mr. Kevin E. Sprouse, facsimile number : (314) 515-2664 (or such other place as the Underwriters may specify in writing), or, if sent to the Company, will be mailed, delivered, transmitted via facsimile or telegraphed and confirmed to the Company at 2030 Donahue Ferry Road, Pineville, Louisiana 71360, Attn: Treasurer, facsimile number: (318) 484-7685 (or such other place as the Company may specify in writing).

     11.  Successors.  This Agreement shall inure to the benefit of and be
          ----------
binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 6 hereof and no other person will have any right or obligation hereunder.

     12.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of New York.

     13.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter along with all counterparts will represent a binding agreement between the Company and the Underwriters.

                                        Very truly yours,

                                        CLECO POWER LLC



                                        By: /s/ Dilek Samil
                                           -------------------------------------
                                           Name: Dilek Samil
                                           Title: Senior VP Finance - CFO


The foregoing Agreement is hereby
confirmed and accepted as of the date hereof.

EDWARD D. JONES & CO., L.P.



By: /s/ Kevin E. Sprouse
   -------------------------------
   Name:  Kevin E. Sprouse
   Title:  Director


A.G. EDWARDS & SONS, INC.



By: /s/ James E. Hodapp
   -------------------------------
   Name:  James E. Hodapp
   Title:  Vice President

                                  SCHEDULE I




   NAME OF UNDERWRITER                       PRINCIPAL AMOUNT OF
   -------------------                             IQ NOTES
                                                   --------

Edward D. Jones & Co., L.P.                       $30,000,000

A.G. Edwards & Sons, Inc.                         $20,000,000

                                                  -----------

                                                  $50,000,000
                                                  ===========